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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                JURISDICTION OF INCORPORATION
                     NAME OF SUBSIDIARY                                OR ORGANIZATION
                     ------------------                         -----------------------------
J-COM Tokyo Co., Ltd. ......................................                Japan
Jupiter Gunma Co., Ltd. ....................................                Japan
Tsuchiura Cable Television Co., Ltd. .......................                Japan
J-COM Shonan Co., Ltd. .....................................                Japan
Kisarazu Cable Television Co., Ltd. ........................                Japan
J-COM Kansai Co., Ltd. .....................................                Japan
Osaka Cable TV Corporation..................................                Japan
Hokusetsu Cable Net Co., Ltd. ..............................                Japan
J-COM Kitakyushu Co., Ltd. .................................                Japan
Cablevision 21 Inc. ........................................                Japan
TITUS Communications Corporation............................                Japan
TITUS Sotetsu Corporation...................................                Japan
J-COM Sapporo, Co., Ltd. ...................................                Japan
Cable Net ME Co., Ltd. .....................................                Japan
Jupiter Internet Corporation................................                Japan